Exhibit 99.1

Power Solutions International, Inc. (the “Company”)

March 11, 2026 Investor Call Meetings Q&A Summary

On March 11, 2026, the Company held two separate investor meetings (at 4:00 PM CT and 6:00 PM CT) with pre-registered investors and analysts who had requested the opportunity to speak with management. The following is a combined summary of the Q&A discussions from both sessions. The topics and questions across the two sessions overlapped in certain areas; this summary presents the Q&A in the order discussed in those sessions.

Prior to each meeting, attendees received an email containing the meeting link with instructions that cameras must remain on during the meeting and that recording of the meeting would not be permitted. At the beginning of each meeting, these requirements were posted in the meeting chat, with specific instructions to disable any AI notetaking tools or recording instruments. The management team then introduced themselves and verbally reiterated that recording was not permitted and that the use of AI notetaking tools was expressly prohibited.

The following Q&A summary was prepared by the Company based on notes taken during the meetings and is not a verbatim transcript.

Speakers: Kenneth Li, CFO; Matt Ellickson, Sales VP; Brandon Higgins, Sales VP; William Buzogany, VP of Human Resources; Dorothy Du, General Counsel

Session 1 (4:00 PM CT)

Q1: What is the update on Q4 realignment efforts?

A (VP of Human Resources): PSI is expanding warehouse and fabrication space, including ramping up the MTL acquisition. Fabrication equipment is being moved to the new facility in Beloit, WI to allow for additional product staging. Efficiency gains on the operational side are expected in the first half of 2026, with infrastructure additions (equipment, cranes, cement work) ongoing at the 1901 facility.

Q2: What is the current gross margin?

A (CFO): Q4 gross margin was 21.9%, driven by inefficiencies during product ramp-ups. The Company expects to see margin improvements going forward.

Q3: Will we see margin improvement in the first half?

A (CFO/VP of Human Resources): Yes. The Wisconsin operations have made improvements, and PSI has seen favorable results.

Q4: What does demand look like over the next two years?

A (Sales VP): PSI is seeing strong demand in the data center market for the enclosure business, with steady growth in demand expected over the next four to five years.

Q5: Can you explain the generator/enclosure process?

A (Sales VP): The customer defines the generator for the product, and PSI implements that generator into PSI’s enclosure package. Enclosure margins do not vary significantly based on which engine brand is used.

Q6: Are margins published by product?

A (Sales VP): Margins are not published by product. PSI reports gross margin as a whole.

Q7: Is moderate margin improvement relative to Q4 or full-year 2025?

A (CFO): PSI is making improvements relative to Q4. The Company does not provide guidance on gross margin % for 2026 at this time. After Q1 or Q2, PSI may be able to provide more specific guidance for the full year.

Q8: Will the Q4 income tax rate of 29% continue in 2026?

A (CFO): The elevated 29% rate in Q4 was due to some tax adjustments. We had some tax credit from valuation allowance adjustment 1Q-3Q 2025. The 10-K reflects normal state and federal tax rates. PSI expects to return to normal tax rates in 2026.

Q9: Can you identify the top four customers representing 10%+ of revenue? Is Enchanted Rock one of them?

A (CFO): PSI does not provide names or information about specific customers. The 10-K lists customers as “A, B, C” with no additional specifics. PSI will not disclose whether Enchanted Rock is a current customer.

Q10: What is the strategic rationale for the MTL acquisition?

A (VP of Human Resources): MTL has been a supplier to PSI since 2014, with over 60% of MTL’s business going through PSI. MTL produces world-class tanks (welding, tanks, fabrication) and recently installed a state-of-the-art paint booth. The acquisition captures a key supplier, prevents competitors from accessing MTL’s capabilities, and jump-starts PSI’s vertical integration strategy in sheet metal, panels, and painting. The additional approximately 150,000 sq ft facility provides new opportunities for efficiency, growth, and supply chain control.

Q11: Are we participating in Generac products? Can you provide color on gross margin expectations for 2026?

A (Management): Generac remains a PSI customer. PSI has other products and programs in play, including exclusive contracts for data center genset programs. Gross margin is reported at the whole-company level only; PSI does not break out margins by segment. Improvements are expected as more information becomes available.

Q12: Is there a plan to add capacity?

A (CFO): PSI has already added capacity in Wisconsin and continually evaluates demand. If additional capacity is needed, PSI will add it. MTL and new machine investments in Wisconsin support vertical integration.

Q13: In the enclosure business, is the customer a hyperscaler? Who selects the engine?

A (Sales VP): PSI’s direct customer is not the hyperscaler; the customer’s customer is the hyperscaler. The hyperscaler has several choices for engines, including CAT and Weichai engines. PSI is engine-agnostic. Revenue from enclosure sales reflects only the enclosure value-add, not the engine cost.

Q14: Has Weichai’s deal with Ceres Power in the UK created any distribution opportunities for PSI?

A (Management): Management is not sure how that contract would apply to PSI. The team is aware of the product and has reviewed it with Weichai. The product is available for use, but there is limited demand in North America. The gap between engine power and fuel cell power is significant; on paper, it does not map out currently. PSI is reviewing the overall fuel cell product line.

Q15: Is PSI’s only revenue exposure to data centers through enclosures? Are these for backup or continuous power?

A (Sales VP): Current enclosures are for emergency backup power, though the market is trending toward other applications.

Q16: Does PSI expect growth compared to 2025?

A (VP of Human Resources): PSI does not provide specific growth percentages but expects growth in the Wisconsin/enclosure business this year.

Q17: Can you break out power systems components? How much capacity will be added? Why do hyperscale customers select PSI?

A (Sales VP/VP of Human Resources): Power systems include enclosures and the PSI engine product line covering gas (small to large) and some diesel. PSI went online in April 2025 with significant production capability in Wisconsin (350,000 sq ft supporting production and 110,000 sq ft added). Specific revenue-per-capacity figures were not provided. Customers choose PSI for its premium product, unique design aspects, and quality suited to large hyperscale applications.

Q18: Is there growth in the CCTG (combined cycle/continuous power) area?

A (Sales VP): PSI’s products include reciprocating engines for both emergency backup and continuous power. The Company is implementing emissions standards in current products and preparing for continuous-run applications. PSI is also evaluating potential product expansion opportunities, including large diesel engine solutions to support the growing data center market. This is a potential growth area.

Q19: Was there an intentional pause to catch up on demand and operating efficiencies?

A (VP of Human Resources): PSI paused to level-load, not to stop taking orders entirely. The Company did not take excess orders during this period. Continuous improvement will move forward indefinitely, with Q1 being the most critical jump-start period. Vertical integration was a key focus in early 2026.

Q20: What kind of gross margin business is PSI?

A (CFO): PSI wants to improve its gross margin from around 22% of its 4Q 2025 level. The Company is not providing a specific gross margin outlook for 2026 at this time. Over the longer term, however, the Company intends to focus on business opportunities that can support gross margins at or around the 25% level. The Company will provide more detail as it gains more information.

Q21: What is the outlook for oil and gas?

A (Sales VP): PSI experienced strong Q1-Q3 2025 in oil and gas but saw a slowdown in Q4 2025 and Q1 2026. A recent spike in oil prices could help, but it is too early to say whether the spike is sustained. Customers generally like to see oil above $70/barrel.

Q22: How does the 2026 phantom stock plan work? Is it linked to KPIs?

A (General Counsel/CFO): The phantom stock plan is not linked to KPIs. It is tied to PSI stock performance. The board decides an award amount, which is divided by the average 30-day stock price prior to the grant date to determine unit numbers. The Plan specifies a three-year vesting schedule. Cash settlement will occur shortly after vesting within 60 days. If the stock price decreases, participants receive less. There is also a separate cash award portion of the LTI plan that is tied to KPIs. The split is nearly 50/50 between cash and phantom units.

Q23: Have customers raised concerns about Weichai or Chinese supply chain exposure?

A (Sales VP/VP of Human Resources): PSI has frequent conversations and risk planning around Chinese supply chain. However, Weichai’s product is well-regarded, and customers have shown interest.

Q24: Will PSI take excess orders next quarter?

A (VP of Human Resources): PSI is being systematic about level-loading and maintaining a growth curve it is comfortable with.

Q25: Can you provide color on genset unit economics?

A (VP of Human Resources): PSI does not disclose genset revenue or unit economics.

Q26: How is revenue recognized? What percentage is point-of-sale versus over time?

A (CFO/Sales VP): For custom-build products, revenue is recognized on a percentage-of-completion basis. The method depends on the product. We do not provide % of point-of-sale versus over time. PSI does not provide backlog information. The enclosure business consistently plans firm orders and delivery at a minimum of 8-12 months out.

Q27: Has average sale price gone up? Why has margin eroded?

A (CFO/VP of Human Resources): PSI provides margin information at the whole-company level only. The margin decrease was due to operational inefficiencies. Unit complexity has increased greatly, and first-article builds (the first 3 units of a new product) take significantly longer. As production is systematized and hours come down, margins are expected to recover.

Q28: How many units can PSI produce? What is current utilization?

A (VP of Human Resources): PSI measures capacity in hours, not units, because unit complexity varies widely. PSI is not maxed out on capacity and has room to grow as it becomes more efficient and level-loads. The Company is always evaluating expansion opportunities dependent on demand.

Q29: Why was gross margin 28-30% in early 2025 what is company margin target?

A (CFO): Many factors impact gross margin, including pricing and product mix. The business is shifting toward power systems and data centers and operating inefficiencies impacted margin results late last year. The Company is not providing a specific gross margin outlook for 2026 at this time. Over the longer term, however, the Company intends to focus on business opportunities that can support gross margins at or around the 25% level.

Q30: What is design and production time for a typical data center enclosure?

A (Sales VP/VP of Human Resources): A typical enclosure requires approximately 2,500 man-hours. That does not mean three months of calendar time; PSI has the manpower to apply to units in parallel, with typical production time of approximately two weeks.

Q31: Do hyperscale customers make mid-flight change orders? Can PSI charge for them?

A (VP of Human Resources): Yes, PSI can and does charge for change orders. Price is not the issue; the challenge is timing, as hyperscale customers still expect delivery on the original schedule. Approximately 50-60% of the unit is standardized, but left-hand/right-hand panel customizations and change orders create complexity.

Q32: What Weichai product does PSI use?

A (Sales VP): PSI uses a number of different Weichai products with most products being used in oil and gas and data center applications.

Q33: Are hyperscale customers standardizing?

A (VP of Human Resources/Sales VP): The hyperscale market is maturing year-over-year. Large hyperscale customers want to standardize their product across all packagers. PSI uses a panel design that allows variation while keeping 50-60% of the unit the same.

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Session 2 (6:00 PM CT)

Q34: What is the pricing outlook for 2026 given material cost inflation?

A (Sales VP): PSI conducts regular reviews of cost management but will not discuss specific percentage increases. For engine products, PSI applies year-over-year price increases through supply contracts, accounting for inflationary pressures and tariffs. Enclosure products are bid-type sales with real-time input costs. There are many competitors in the enclosure space, and PSI is mindful of competitive pricing on the engine side as well.

Q35: What is the progress on gas engine development, specifically a 1.5MW engine for data centers?

A (Sales VP): PSI is actively working on product releases for the future. Currently, PSI has a 1.25MW engine for emergency standby applications and a 1MW continuous operation product.

Q36: Will gross margin improve in Q1 or later in 2026? What is the impact of MTL on gross margin?

A (CFO/VP of Human Resources): Q4 gross margin of 21.9% reflected WI ramp-up inefficiencies. Improvements are being made. MTL, which has been a major supplier handling fabrication and painting with approximately 60% of its business going to PSI, will help improve efficiencies, throughput, and capacity in Wisconsin. MTL is a strategic player in strengthening margin and business opportunities.

Q37: What portion of revenue comes from data centers? What revenue does the genset business bring?

A (CFO/Sales VP): Sales are provided by end market only. Data center business is within the power systems end market, but PSI does not provide a separate data center revenue number. PSI does not share specific backlog figures but is actively planning firm orders up to at least 12 months out to fill capacity.

Q38: When will PSI return to revenue growth?

A (VP of Human Resources/CFO): PSI expects to see growth throughout 2026 but cannot specify which month or quarter. As efficiency improvements and level-loading take hold, growth should follow. PSI may be able to provide more outlook after next quarter.

Q39: Why did contract liability drop significantly last quarter?

A (CFO): Contract liability is related to some particular products sales. We received some prepayment on these products. With the recent sales decrease in the products, contract liability also decreased.

Q40: Are engines limiting factors to growth or is labor an issue?

A (VP of Human Resources): It is a combination of factors. PSI experienced rapid growth last year and moved warehousing to local and central locations. The Company has stepped back to ensure quality and delivery for its best customers and to maximize capacity. The constraint is not manpower or engine supply; enclosures are large (50+ ft long, 10+ ft wide) and space-intensive.

Q41: Does management plan to hold a public earnings call?

A (CFO): Yes, PSI plans to hold routine earnings calls in the future.

Q42: When will PSI disclose the MTL transaction price? Was the revolver used?

A (CFO): The transaction was disclosed in the Annual Report on Form 10-K filed with the SEC on March 2, 2026. PSI used its own cash to fund the acquisition.

Q43: What is the progress on operational efficiency? Will margins normalize by Q2?

A (VP of Human Resources): PSI is focused on continuous improvement in quality, service, throughput, and delivery. The Wisconsin facilities are being transformed from fab/weld shop and storage warehouse into a vertically integrated operation with painting, laser, and capital equipment. The transition is going well and on track. “Normal” margins from last year are no longer the benchmark; the industry has changed. The Company intends to focus on business opportunities that can support gross margins at or around the 25% level, though many variables remain.

Q44: Has procurement from Weichai increased? Will that trend continue? Does the Weichai relationship help margins?

A (CFO/Sales VP): PSI procures many items from Weichai, and Weichai supports PSI’s growth. PSI will continue to procure gas and diesel engines from Weichai, with a focus on data center and oil and gas products. The trend is expected to continue to rise.

Q45: Can you clarify how the phantom stock plan works?

A (General Counsel/CFO): The board determines an award amount, divides it by the average 30-day stock price prior to the grant date to determine units, and awards them to individual participants. The Plan specifies a three-year vesting schedule, and cash settlement will occur shortly after vesting within 60 days. If the stock price decreases, participants get less. The plan is similar to an RSU grant (not a stock option) but will settle in cash instead of stock units. As long as the stock price does not go to zero, participants receive value. The LTI plan is split 50/50 between cash awards (tied to KPIs) and phantom units (tied to stock price).

Q46: Can you elaborate on the microgrids business?

A (Sales VP): On the oil and gas side, PSI products are utilized in microgrids. A lot of the rental market from oil and gas is transitioning to data center applications, utilizing many of the same products PSI currently sells. PSI sells engines to customers who package them into mobile generators, which is a different package from the Wisconsin enclosure business.

Q47: How has enclosure manufacturing square footage evolved? Will the footprint expand again?

A (VP of Human Resources/Sales VP): The overall Darien facility expansion is complete. The Beloit facility is open. The recent 350,000 sq ft addition is dedicated to warehousing and production support. MTL adds an additional approximately 150,000 sq ft. Total Wisconsin footprint supporting the enclosure business is approximately 850,000 sq ft. The relationship between square footage and output is not linear because some square footage supports vertical integration (controlling variables PSI could not before), and enclosures are very large. The focus is on safety, quality, and on-time delivery.

Q48: What is PSI’s new customer strategy?

A (Sales VP): PSI is constantly strategizing on its total customer portfolio and diversification. There is value in both diversification and existing customer relationships. Current growth needs require diversifying capacity.

Q49: What operational improvements have been achieved recently?

A (VP of Human Resources): PSI has implemented an ERP system, material management and pre-staging for up to 28 units, added benders, laser equipment, crane space, increased manpower training, added safety personnel and protocols, field service improvements, enhanced quality department and metrics, and a systematic data-driven KPI system.

Q50: Can you explain the cash conversion cycle? Why did accounts payable drop?

A (CFO): PSI expedited supplier payments at the end of last year, which explains the balance drop. Accounts payable have now normalized; PSI had previously had past-due amounts that were paid off at the end of 2025. There are no plans to issue dividends. PSI will continue to evaluate strategic opportunities to support its growth objectives.

Q51: Will PSI source gas genset engines from Weichai? Does PSI align with Weichai’s timeline of shipping in small scale in 2H 2026?

A (Sales VP): Weichai has a broad product portfolio for gas engines. Some engines are still in the design phase. PSI is assessing all product lines and considers all competitive options.

Q52: What is the outlook for oil and gas pricing and its impact on PSI?

A (Sales VP): There has been overall softening in oil and gas sales. The recent price spike is too early to evaluate. PSI monitors gas prices closely, and customers generally like to see oil above $70/barrel.

Q53: Is Weichai teaming up with Generac to enter the data center market? How does that affect PSI?

A (Sales VP): Generac is a customer of PSI. PSI is not directly involved in all business between Generac and Weichai but will participate where possible. PSI views this as an opportunity for certain business end market.

Q54: What percentage of power systems revenue comes from data centers? Does PSI sell directly to hyperscale customers? Are there exclusivity agreements?

A (CFO/Sales VP/VP of Human Resources): PSI does not provide a breakdown but will report at the power systems end market level. PSI does not sell gensets directly to the market; it typically sells to OEMs. PSI does have exclusivity agreements with some customers but still has room to expand.

Q55: What is the qualitative outlook on the data center segment?

A (Sales VP): PSI is looking at the total data center market over the next several years. Customers have projects planned further and further out. Higher-than-expected hyperscale spending numbers should trickle down to PSI’s business. PSI intends to grow with hyperscale customers every step of the way.

Q56: What is the largest engine/genset/enclosure PSI can supply to data centers?

A (Sales VP): PSI currently operates in the 3MW to 4.5MW range, with plans up to 5MW. PSI can supply its own product or package another manufacturer’s product.